Eden Bioscience Receives Delisting Notice

Plans Reverse Stock Split

BOTHELL, WA -- 04/04/2006 -- Eden Bioscience Corporation (NASDAQ: EDEN) today announced that it received a Nasdaq Staff Determination Letter on April 3, 2006 stating that the Company's common stock had not regained compliance with the $1 minimum bid price continued listing requirement set forth in Marketplace Rule 4310(c)(4) during the 180-day extension period provided the Company on October 10, 2005. Consequently, the Company's common stock is subject to delisting from The Nasdaq Capital Market at the opening of business on April 12, 2006. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination, which will stay the delisting action pending the issuance of a final decision by the Panel. There can be no assurance the Panel will grant the Company's request for continued listing.

To regain compliance with the minimum bid price requirement, the Board of Directors of the Company intends to effect a 1-for-3 reverse stock split of the Company's common stock. The Company can regain compliance with the minimum bid price requirement if the Company's common stock closes at or above $1 for 10 consecutive business days following the reverse stock split, in which case the Company would expect to receive notification from Nasdaq that it has regained compliance and that the hearing process will be terminated. However, there can be no assurance that the reverse stock split will cause the Company to regain compliance for the minimum bid price requirement for the required period of time.

About Eden Bioscience

Eden Bioscience is a plant technology company focused on developing, manufacturing and marketing innovative, natural protein-based products for agriculture. We believe that our technology and products provide growers with new tools to improve crop production and plant protection. Our products are based on naturally occurring proteins called "harpins," which activate a plant's intrinsic ability to protect itself through growth and stress-defense responses. These responses enhance overall plant health, improve plant vigor and stamina, and result in improved crop quality, yield, and/or shelf life. Our headquarters are at 11816 North Creek Parkway N., Bothell, WA 98011-8201, 425-806-7300; www.edenbio.com.

Forward-Looking Statement: Certain statements contained in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company's expectation that it can regain compliance with the minimum bid price by effecting a reverse stock split. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company's actual results include, among others, the Company's inability to meet Nasdaq's minimum bid price requirement for continued listing within the applicable grace period, unsuccessful development and commercialization of our products; inability to develop adequate sales and marketing capabilities; history of losses and expectation that losses will continue; unsuccessful research in specific target crops; economic conditions in agriculture; and unfavorable weather conditions. More information about these and other factors that potentially could affect the Company's financial results is included in Eden Bioscience's most recent annual report on Form 10-K and in its other public filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Eden Bioscience undertakes no obligation to update any forward-looking statements.

CONTACT
Bradley S. Powell
Eden Bioscience
425-984-2120
fax: 425-806-7400
investorinfo@edenbio.com